Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER 2016 RESULTS
Achieves highest-ever first quarter hotel EBITDA and hotel EBITDA margin

BETHESDA, MD, April 21, 2016 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended March 31, 2016. The Company’s results include the following:

	First Quarter
	2016	2015	% Var.
	($'s in millions except per share/unit data)

RevPAR	$167.56	$164.16	2.1%
Hotel EBITDA Margin(1)	26.5%	26.0%
Hotel EBITDA Margin Growth(1)	47 bps

Total Revenue	$260.1	$250.8	3.7%
EBITDA(1)	$62.9	$54.4	15.6%
Adjusted EBITDA(1)	$65.0	$57.2	13.6%
FFO(1)	$53.6	$42.5	26.1%
Adjusted FFO(1)	$55.6	$45.3	22.7%
FFO per diluted share/unit(1)	$0.47	$0.38	23.7%
Adjusted FFO per diluted share/unit(1)	$0.49	$0.40	22.5%
Net income (loss) attributable to common shareholders	$6.0	$(0.3)
Net income attributable to common shareholders per diluted share	$0.05	$0.00
(1) See tables later in press release, which list adjustments that reconcile net income (loss) attributable to common shareholders to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations attributable to common shareholders and unitholders (“FFO”), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and pro forma hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income (loss) later in this press release.

“Our Company delivered meaningful FFO per share growth, through improvements in our hotel EBITDA margin, ramp from last year’s acquisitions, and further enhancement of our balance sheet,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Our asset management team and operators were able to keep hotel operating expenses flat compared to last year, while revenue improved, which led to record-breaking hotel EBITDA and hotel EBITDA margin, for the first quarter.”

“Meanwhile, we continue to develop excellent guest experiences, and we are particularly excited about the grand opening of the Mason & Rook Hotel, in Washington, DC. Mason & Rook debuted earlier this month at the former Hotel Helix, located in Washington’s 14th Street Corridor. The area has become an extremely popular destination in the District and, as such, has become one of the most densely populated sub-markets in the city, with numerous new high-end apartment buildings, restaurants, bars, and retail locations opening steadily over the last several years. With this renovation and repositioning, we significantly improved the asset, seizing an excellent opportunity to capitalize on the demand being generated in the surrounding neighborhood,” added Mr. Barnello.

First Quarter Results

▪
RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended March 31, 2016 increased 2.1 percent to $167.56, driven by a 2.1 percent growth in occupancy to 75.8 percent and average daily rate (“ADR”) in line with the prior year at $221.03.

▪	Hotel EBITDA Margin: The Company’s hotel EBITDA margin for the first quarter expanded by 47 basis points from the comparable prior year period to 26.5 percent - a first quarter record for the Company.

▪	Adjusted EBITDA: The Company’s adjusted EBITDA was $65.0 million, an increase of 13.6 percent over the first quarter of 2015.

▪
Adjusted FFO: The Company generated first quarter adjusted FFO of $55.6 million, or $0.49 per diluted share/unit, compared to $45.3 million, or $0.40 per diluted share/unit, for the comparable prior year period, a per share/unit increase of 22.5 percent.

Capital Investments
During the quarter, the Company invested $36.2 million of capital in its hotels. The Company completed renovations at the Chaminade Resort and Conference Center in Santa Cruz, Gild Hall in New York City, Hotel Solamar in San Diego, Hotel Amarano Burbank, The Liberty Hotel in Boston, Lansdowne Resort in Lansdowne, VA, Hotel Palomar, Washington, DC, the Mason & Rook Hotel in Washington, DC, and the second phase of the guestrooms at Westin Michigan Avenue in Chicago.

Balance Sheet and Capital Markets Activities
As of March 31, 2016, the Company had total outstanding debt of $1.47 billion, including $343.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 3.6 times as of March 31, 2016 and its fixed charge coverage ratio was 5.3 times. As of March 31, 2016, the Company had $9.4 million of cash and cash equivalents on its balance sheet and capacity of $429.4 million available on its credit facilities.

During the quarter, the Company repaid $286.2 million of mortgage debt on three of its hotels. On January 4, 2016, the Company prepaid the mortgages on Westin Michigan Avenue in Chicago and Indianapolis Marriott Downtown, which had remaining balances of $131.3 million and $96.1 million, respectively. On February 11, 2016, the Company prepaid the mortgage on The Roger in New York City, which had a remaining balance of $58.8 million. There were no prepayment penalties incurred with the repayment of these three mortgages.

For the first quarter, the Company’s weighted average interest rate was 2.5 percent, compared to 3.7 percent during the same prior year period.

Dividend
On March 10, 2016, the Company declared a first quarter 2016 dividend of $0.45 per common share of beneficial interest. The dividend represents an annual run rate of $1.80 per share and a 7.4 percent yield based on the closing share price on April 20, 2016.

Earnings Call
The Company will conduct its quarterly conference call on Friday, April 22, 2016 at 10:00 AM eastern time. To participate in the conference call, please dial (888) 395-3241. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 47 hotels and a mezzanine loan secured by two hotels in Santa Monica, California. The properties are upscale, full-service hotels, totaling more than 12,000 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Commune Hotels and Resorts, Destination Hotels, Davidson Hotel Company, the Kimpton Hotel & Restaurant Group, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s asset management strategies and certain renovation projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotel and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
# # #

Additional Contacts:
Bruce A. Riggins or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share data)
(unaudited)

	For the three months ended
	March 31,
	2016	2015
Revenues:
Hotel operating revenues:
Room	$181,420	$170,591
Food and beverage	56,347	60,915
Other operating department	20,643	18,017
Total hotel operating revenues	258,410	249,523
Other income	1,694	1,280
Total revenues	260,104	250,803
Expenses:
Hotel operating expenses:
Room	52,291	48,721
Food and beverage	42,908	45,118
Other direct	3,683	3,920
Other indirect	71,915	70,002
Total hotel operating expenses	170,797	167,761
Depreciation and amortization	47,628	42,878
Real estate taxes, personal property taxes and insurance	16,191	15,934
Ground rent	3,813	3,662
General and administrative	5,830	6,267
Acquisition transaction costs	0	447
Other expenses	2,178	2,345
Total operating expenses	246,437	239,294
Operating income	13,667	11,509
Interest income	1,654	6
Interest expense	(11,867)	(13,645)
Income (loss) before income tax benefit	3,454	(2,130)
Income tax benefit	5,620	4,868
Net income	9,074	2,738
Noncontrolling interests of common units in Operating Partnership	(15)	(15)
Net income attributable to the Company	9,059	2,723
Distributions to preferred shareholders	(3,042)	(3,042)
Net income (loss) attributable to common shareholders	$6,017	$(319)

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Loss - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended
	March 31,
	2016	2015
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.00
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.00
Weighted average number of common shares outstanding:
Basic	112,748,492	112,647,715
Diluted	113,108,158	112,647,715

Comprehensive Loss:
Net income	$9,074	$2,738
Other comprehensive loss:
Unrealized loss on interest rate derivative instruments	(14,252)	(4,398)
Reclassification adjustment for amounts recognized in net income	1,780	1,070
	(3,398)	(590)
Noncontrolling interests of common units in Operating Partnership	1	(6)
Comprehensive loss attributable to the Company	$(3,397)	$(596)

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended
	March 31,
	2016	2015
Net income (loss) attributable to common shareholders	$6,017	$(319)
Depreciation	47,494	42,752
Amortization of deferred lease costs	80	75
Noncontrolling interests of common units in Operating Partnership	15	15
FFO attributable to common shareholders and unitholders	$53,606	$42,523
Pre-opening, management transition and severance expenses	1,546	1,847
Acquisition transaction costs	0	447
Non-cash ground rent	477	493
Adjusted FFO attributable to common shareholders and unitholders	$55,629	$45,310
Weighted average number of common shares and units outstanding:
Basic	112,893,715	112,944,015
Diluted	113,253,381	113,349,541
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.47	$0.38
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.49	$0.40

	For the three months ended
	March 31,
	2016	2015
Net income (loss) attributable to common shareholders	$6,017	$(319)
Interest expense	11,867	13,645
Income tax benefit	(5,620)	(4,868)
Depreciation and amortization	47,628	42,878
Noncontrolling interests of common units in Operating Partnership	15	15
Distributions to preferred shareholders	3,042	3,042
EBITDA	$62,949	$54,393
Pre-opening, management transition and severance expenses	1,546	1,847
Acquisition transaction costs	0	447
Non-cash ground rent	477	493
Adjusted EBITDA	$64,972	$57,180
Corporate expense	6,724	6,986
Interest and other income	(3,349)	(1,286)
Pro forma hotel level adjustments, net(1)	(48)	3,757
Hotel EBITDA	$68,299	$66,637

(1) Pro forma to include the results of operations of the Park Central San Francisco and The Marker Waterfront Resort under previous ownership for the comparable period in 2015, and exclude the Mason & Rook Hotel for the period the hotel was closed for renovation in 2016 and the comparable period in 2015.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended
	March 31,
	2016	2015
Revenues:
Room	$181,422	$175,604
Food and beverage	56,347	62,690
Other	20,266	18,013
Total hotel revenues	258,035	256,307

Expenses:
Room	52,290	49,465
Food and beverage	42,909	46,005
Other direct	3,661	3,806
General and administrative	20,182	19,969
Information and telecommunications systems	4,382	4,278
Sales and marketing	20,859	20,437
Management fees	7,631	7,679
Property operations and maintenance	9,829	9,826
Energy and utilities	7,271	7,748
Property taxes	14,379	14,130
Other fixed expenses	6,343	6,327
Total hotel expenses	189,736	189,670

Hotel EBITDA	$68,299	$66,637

Hotel EBITDA Margin	26.5%	26.0%

(1) This schedule includes the operating data for the three months ended March 31, 2016 for all properties owned by the Company as of March 31, 2016. Park Central San Francisco and The Marker Waterfront Resort are included for the full first quarter in both 2015 and 2016. Mason & Rook Hotel is excluded from the first quarter in both 2015 and 2016 because the hotel was closed for renovation during the entire first quarter of 2016.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended
	March 31,
	2016	2015
Total Portfolio
Occupancy	75.8%	74.2%
Increase	2.1%
ADR	$221.03	$221.10
Decrease	0.0%
RevPAR	$167.56	$164.16
Increase	2.1%

For the three months ended March 31, 2016
Market Detail	RevPAR Variance %
Los Angeles	19.3%
San Francisco	11.5%
New York	4.2%
Philadelphia	2.9%
Washington, DC	2.3%
Other(2)	-2.0%
Seattle	-3.3%
Chicago	-5.9%
San Diego	-6.4%
Boston	-9.2%

(1) Pro forma to include the results of operations of the Park Central San Francisco and The Marker Waterfront Resort under previous ownership for the comparable period in 2015, and exclude the Mason & Rook Hotel for the period the hotel was closed for renovation in 2016 and the comparable period in 2015.
(2) Other includes Indianapolis, IN, Portland, OR, Santa Cruz, CA, Lansdowne, VA and Key West, FL.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.